Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

WAYSTAR HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.01 par value per share	457	(a)	75,664,799	(1)	$37.65	(2)	$2,848,779,683	(2)	$0.00015310	$436,149
Fees Previously Paid	N/A	N/A	N/A		N/A		N/A		N/A			N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A		N/A				N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts						$37.65	(2)	$2,848,779,683	(2)		$436,149
	Total Fees Previously Paid											—
	Total Fee Offsets											$0
	Net Fee Due											$436,149

(1)	This Registration Statement registers 75,664,799 shares of common stock. This Registration Statement also covers, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, the maximum offering price per share and maximum aggregate offering price are based on the average of the $37.96 (high) and $37.33 (low) sale price of the registrant’s common stock as reported on The Nasdaq Global Select Market on July 11, 2025, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457 (b) and 0- 11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims
Fees Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date